EXHIBIT (23)(c)


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



      We consent to the use of our report on the December 31, 1995 and 1996 financial statements of Gateway American Properties Corporation (a Florida corporation) in the Form SB-2 Registration Statement of Gateway American Properties Corporation (a Colorado corporation), and to the reference made to us under the caption "Experts" in the Prospectus.


                                         /s/Beatty & Company
                                         ----------------------------
                                         Beatty & Company, P.A.
                                         Certified Public Accountants



Sarasota, Florida
October 14, 1997